Exhibit 10.5

EARN OUT SUBORDINATION AGREEMENT

This Earn Out Subordination Agreement (this “Agreement”) dated as of September 30, 2013, among The CIT Group/Commercial Services, Inc., as agent for the Working Capital Lenders (as defined below) (in such capacity, together with any Person from time to time succeeding such initial agent in such capacity whether pursuant to a refinancing or otherwise, “Working Capital Agent”), Garrison Loan Agency Services LLC, as agent for the Term Lenders (in such capacity, together with any Person from time to time succeeding such initial agent in such capacity whether pursuant to a refinancing or otherwise, “Term Loan Agent”), Joseph M. Dahan, a resident of California (“Subordinated Creditor”) and each of the Loan Parties (as defined below).

BACKGROUND

As an inducement for Senior Lenders and Senior Agents (in each case as defined below) to provide secured credit facilities in favor of Joe’s Jeans Subsidiary, Inc., a Delaware corporation (“Joe’s”) and certain parent companies and affiliates as co-borrowers and guarantors (together with Joe’s, each a “Loan Party”, and collectively, the “Loan Parties”), the Subordinated Creditor has agreed to enter into this Agreement to provide for the subordination of the “Subordinated Indebtedness” to the “Senior Indebtedness”.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

1.1.                            General Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the background paragraph to this Agreement.

“Borrowers” shall have the meaning set forth in the Senior Loan Agreements and shall include its or their respective successors and assigns and any other Person who hereafter becomes a Borrower under a Senior Loan Agreement.

“Code” shall mean 11 U.S.C. § § 101 et seq (or any successor thereto).

“Collateral” shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by any Loan Party in or upon which any Senior Agent for its benefit and/or for the ratable benefit of Senior Lenders at any time has been granted, or purported to be granted, a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

“Creditor Agreements” shall mean, collectively, the Senior Lending Agreements and the Subordinated Agreement.

“Creditors” shall mean, collectively, Senior Creditors and the Subordinated Creditor and their respective heirs, administrators, executors, successors and assigns.

“Default” shall have the meaning set forth in the Senior Loan Agreement.

“Discharge of Senior Indebtedness” shall mean the indefeasible payment in full in cash (or in the case of letters of credit, the cash collateralization as required by the applicable Senior Lending Agreements, but not in excess of 105% of the undrawn face amount of such letters of credit) of the Senior Indebtedness after or concurrently with the termination or expiration of all commitments to extend credit that would constitute Senior Indebtedness.

“Distribution” shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution.

“Event” shall have the meaning set forth in Section 2.2(c) hereof.

“Guarantor” shall have the meaning provided in the Senior Loan Agreements and shall include any other Person who may hereafter guarantee payment or performance of the whole or any part of the Senior Indebtedness, and “Guarantors” means collectively all such Persons.

“Insolvency Proceeding” shall mean, with respect to any Person, any insolvency or bankruptcy proceeding relative to such Person or its property, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, or, any proceeding for voluntary liquidation, dissolution or other winding up of such Person or any composition with creditors of such Person.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), judgment lien, charge against or interest in property, security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Loan Party” and “Loan Parties” shall have the meaning set forth in the background paragraph to this Agreement.

“Permitted Action” shall mean, with respect to the Subordinated Indebtedness, the following:  (i) filing a claim or statement of interest with respect to the Subordinated Indebtedness in connection with any Insolvency Proceeding; (ii) filing any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims for any of the Subordinated Indebtedness; (iii) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors arising under any Insolvency Proceeding or under any applicable non-bankruptcy law; (iv) taking any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against any Loan Party; (v) taking any action to seek and obtain specific performance or injunctive relief (but not monetary damages) to compel a Loan Party to comply with (or not violate or breach) a non-monetary obligation under the Subordinated Agreement; and (vi) voting on any plan of reorganization to the extent such plan is also supported by the Senior Agents or such plan would result in the Discharge of Senior Indebtedness on the date such plan is confirmed, filing any proof of claim and making other filings and making any arguments and motions related thereto; provided that any action taken under any of the foregoing clauses shall be in accordance with, and are in any event consistent with, the terms of this Agreement.

“Permitted Subordinated Payments” shall mean regularly scheduled weekly payments (but not prepayments or such payments on an accelerated basis) of the Amended Payment Amount (as defined in the Subordinated Agreement) in an aggregate amount not to exceed $63,227.14 per week.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Senior Agents” shall mean the Working Capital Agent and the Term Loan Agent.

“Senior Creditors” shall mean the Working Capital Creditors and the Term Loan Creditors.

“Senior Default” shall mean any Working Capital Default or Term Loan Default.

“Senior Indebtedness” shall mean, collectively, the Working Capital Indebtedness and the Term Loan Indebtedness.

“Senior Lenders” shall mean, collectively, the Working Capital Lenders and the Term Loan Lenders.

“Senior Lending Agreements” shall mean collectively, the Working Capital Lending Agreements and the Term Loan Lending Agreements.

“Senior Loan Agreements” shall mean, collectively, the Working Capital Loan Credit Agreement and the Term Loan Agreement.

“Senior Non-Payment Default” shall mean any “event of default” under a Senior Loan Agreement, other than a Senior Payment Default.

“Senior Payment Default” shall mean an event of default under either Senior Loan Agreement consisting of any default in payment of any principal of, premium, if any, or interest on any Senior Indebtedness or any other obligation (including without limitation, fees, expenses and indemnification payments) owing under or in respect of any Senior Indebtedness when due, whether at maturity, upon acceleration or otherwise.

“Subordinated Creditor” shall have the meaning set forth in the introductory paragraph of this Agreement and shall include his successors, permitted assigns, heirs, administrators and executors.

“Subordinated Indebtedness” shall mean all obligations of any kind owed by Loan Parties to the Subordinated Creditor from time to time under or pursuant to any of the Subordinated Agreement.

“Subordinated Agreement” shall mean that certain Agreement dated as of February 18, 2013 among Joe’s, Joe’s Jeans, Inc. and the Subordinated Creditor, as the same may be amended, supplemented, modified or restated from time to time.

“Term Loan Creditors” shall mean, collectively, the Term Loan Agent and the Term Loan Lenders.

“Term Loan Indebtedness” shall mean all Obligations (as defined in the Term Loan Agreement) of any kind owed by any Loan Party to the Term Loan Agent or Term Loan Lenders from time to time under or pursuant to any of the Term Loan Lending Agreements, including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency Proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party, whether or not a claim therefor is allowed in such Insolvency Proceeding) chargeable to any Loan Party by any Term Loan Creditor, and reimbursement, indemnity or other obligations due and payable to the Term Loan Creditors.  Term Loan Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Term Loan Indebtedness or any claim for such Term Loan Indebtedness, or the liens in respect thereof, are subordinated, avoided or disallowed under the Code or other applicable law.  Term Loan Indebtedness shall also include any indebtedness or guaranty of Loan Party incurred in connection with a refinancing of the Term Loan Indebtedness under the Term Loan Lending Agreements.

“Term Loan Lenders” shall mean each of the financial institutions named in or which hereafter become a party to the Term Loan Agreement.

“Term Loan Lending Agreements” shall mean collectively the Term Loan Agreement and the other Term Loan Documents, each as from time to time in effect, together with any amendments, supplements, modifications, replacements or refinancings thereof.

“Term Loan Agreement” shall mean the Term Loan Credit Agreement dated as of September 30, 2013 among Borrowers, the other Loan Parties party thereto, the Term Loan Lenders and the Term Loan Agent, as the same may be amended, supplemented, modified, restated or refinanced from time to time in accordance with this Agreement.

“Term Loan Default” shall mean an Event of Default under (and as defined in) the Term Loan Agreement.

“Term Loan Documents” shall mean the “Loan Documents” under and as defined in the Term Loan Agreement.

“Working Capital Credit Agreement” shall mean the Revolving Credit Agreement dated as of September 30, 2013 among Borrowers, the other Loan Parties party thereto, the Working Capital Lenders and the Working Capital Agent, as the same may be amended, supplemented, modified, restated or refinanced from time to time in accordance with this Agreement.

“Working Capital Creditors” shall mean, collectively, the Working Capital Agent and the Working Capital Lenders.

“Working Capital Default” shall mean any Event of Default under (and as defined in) the Working Capital Credit Agreement.

“Working Capital Documents” shall mean the “Loan Documents” under (and as defined in) the Working Capital Credit Agreement.

“Working Capital Indebtedness” shall mean all Obligations (as defined in the Working Capital Credit Agreement) of any kind owed by any Loan Party to the Working Capital Agent or Working Capital Lenders from time to time under or pursuant to any of the Working Capital Lending Agreements, including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any Insolvency Proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party, whether or not a claim therefor is allowed in such Insolvency Proceeding) chargeable to any Loan Party by any Working Capital Creditor, and reimbursement, indemnity or other obligations due and payable to the Working Capital Creditors.  Working Capital Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Working Capital Indebtedness or any claim for such Senior Indebtedness, or the liens in respect thereof, are subordinated, avoided or disallowed under the Code or other applicable law.  Working Capital Indebtedness shall also include any indebtedness or guaranty of Loan Party incurred in connection with a refinancing of the Working Capital Indebtedness under the Working Capital Lending Agreements.

“Working Capital Lenders” shall mean each of the financial institutions named in or which hereafter become a party to the Senior Loan Agreement.

“Working Capital Lending Agreements” shall mean collectively the Working Capital Credit Agreement and the other Working Capital Loan Documents, each as from time to time in effect, together with any amendments, supplements, modifications, replacements or refinancings thereof.

1.2.                            Other Terms.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Senior Loan Agreements.

1.3.                            Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Except as expressly set forth herein, all references to any instruments or agreements, including, without limitation, references to any of the Creditor Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.                                      Covenants.  Each Loan Party and the Subordinated Creditor hereby covenant that until the Discharge of Senior Indebtedness, all in accordance with the terms of the Senior Loan Agreements, each will comply with such of the following provisions as are applicable to it:

2.1.                            Transfers.  The Subordinated Creditor covenants and agrees that he will not transfer (whether by assignment, the granting of a participation interest or otherwise) the Subordinated Indebtedness without the prior written consent of each Senior Agent.

2.2.                            Subordination Provisions.  To induce Senior Creditors to enter into the Senior Loan Agreements and to make loans and advances thereunder, notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time.  Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

(a)                                 Payments.  No Loan Party shall make any Distribution on the Subordinated Indebtedness until the Discharge of Senior Indebtedness; provided, however, subject to the provisions of this Section 2.2 (including, without limitation, the immediately succeeding sentence of this Section 2.2(a)) and absent the commencement of an Insolvency Proceeding with respect to a Loan Party, Loan Parties may pay, and the Subordinated Creditor may receive, Permitted Subordinated Payments.  Subject to Section 2.2(b), the Loan Parties and the Subordinated Creditor further agrees that no Permitted Subordinated Payments may be made by any Loan Party or accepted by the Subordinated Creditor if, at the time of such payment or immediately after giving effect thereto:

(i)                                     a Senior Payment Default exists; or

(ii)                                  a Senior Non-Payment Default exists or would be created by the making of such payment.

(b)                                 Termination of Payment Blockage.  The Loan Parties may resume Permitted Subordinated Payments in respect of the Subordinated Indebtedness upon the receipt by the Subordinated Creditor of written notice from each Senior Agent that all Senior Defaults have been waived in writing in accordance with the terms of the applicable Senior Lending Agreement and if so agreed in such waiver by each Senior Agent at its sole option, may make any Permitted Subordinated Payments missed due to the application of Section 2.2(a)).

(c)                                  Prior Payment of Senior Indebtedness in Bankruptcy, etc.  In the event of any Insolvency Proceeding relative to any Loan Property or its Property (each individually or collectively, an “Event”), then notwithstanding anything in this Agreement to the contrary, the Discharge of Senior Indebtedness shall occur before any Distribution shall be made on account of any Subordinated Indebtedness.  Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to the Senior Agents or their representatives, for application to the Senior Indebtedness as provided in Section 2.4(a) of the Intercreditor Agreement, until the Discharge of Senior Indebtedness.

(d)                                 Acceleration.  In the event of any Senior Indebtedness becoming due and payable, whether by acceleration, maturity or otherwise, no Distribution shall thereafter be made on account of the Subordinated Indebtedness until the earliest of (x) the Discharge of Senior Indebtedness, (y) the payment in full in cash of the portion of the Senior Indebtedness that has become due and payable and (z) the written rescission of such acceleration of the Senior Indebtedness.

(e)                                  Power of Attorney.

(i)                                     To enable the Senior Agents to assert and enforce their rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event, each Senior Agent or any person whom it may designate is hereby irrevocably appointed attorney in fact for the Subordinated Creditor with full power to act in the place and stead of the Subordinated Creditor including (x) the right to make, present, file and vote such proofs of claim against the Loan Parties on account of all or any part of the Subordinated Indebtedness as such Senior Agent may deem advisable and (y) to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness until the Discharge of Senior Indebtedness.  The Subordinated Creditor will execute and deliver to Senior Agents such instruments as may be required by any Senior Agent to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof.  This power of attorney is coupled with an interest and is irrevocable until the Discharge of Senior Indebtedness and the termination of this Agreement.

(ii)                                  The Subordinated Creditor shall not: (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the rights and duties of Senior Agents and Senior Creditors established in the Senior Lending Agreements, or (B) the validity or enforceability of this Agreement; or (ii) object to the treatment of the claims constituting Senior Indebtedness under any plan of reorganization supported by the Senior Creditors as long as such treatment and the other terms of such plan are consistent with the terms of this Agreement.

(iii)                               Senior Agents and Senior Creditors shall not in any event be liable for: (i) any failure to prove the Subordinated Indebtedness; (ii) any failure to exercise any rights with respect thereto; (iii) any failure to collect any sums payable thereon; or (iv) any impairment or nonpayment of the Subordinated Indebtedness that results, directly or indirectly, from the exercise by Senior Agents and Senior Creditors of any of their rights or remedies under this Agreement, the Senior Lending Documents or under applicable law and in accordance with this Agreement.

(f)                                   Payments Held in Trust; Turnover.  Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by the Subordinated Creditor at a time when the Subordinated Creditor is not permitted to receive any such Distribution or proceeds thereof, then the Subordinated Creditor will forthwith deliver, or cause to be delivered, the same to Senior Agents in precisely the form held by the Subordinated Creditor (except for any necessary endorsement) and until so delivered, the same shall be held in trust by the Subordinated Creditor as the property of Senior Agents and shall not be commingled with other property of the Subordinated Creditor.  Senior Agents shall apply such Distribution or proceeds once received in accordance with Section 2.4(a) of the Intercreditor Agreement.

(g)                                  Subrogation.  Following the Discharge of Senior Indebtedness (but not before), to the extent that any Senior Agent or another Senior Creditor has received any Distribution on the Senior Indebtedness which, but for this Agreement, would have been applied to the Subordinated Indebtedness, the Subordinated Creditor shall be subrogated to the then or thereafter rights of Senior Agents and other Senior Creditors including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the principal of, interest on and other charges due under the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to Senior Agents or other Senior Creditors to which the Subordinated Creditor would be entitled except for the provisions of this Agreement shall, as between the Loan Parties, their creditors (other than Senior Creditors) and the Subordinated Creditor, be deemed to be a Distribution by the Loan Parties to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor on the one hand, and Senior Creditors on the other hand.

(h)                                 Scope of Subordination.  The provisions of this Agreement are solely to define the relative rights of the Subordinated Creditor and the Senior Creditors. Nothing in this Agreement shall impair, as between any Loan Party and the Subordinated Creditor, the unconditional and absolute obligation of each Loan Party to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Agreement in accordance with the terms thereof, subject to the rights of Senior Agents and other Senior Creditors under this Agreement.

2.3.                            Remedies.

(a)                                 Until the Discharge of Senior Indebtedness, the Subordinated Creditor shall not, except as permitted by the remaining provisions of this Section 2.3 or with the prior written consent of each Senior Agent, take any action to collect, enforce payment or accelerate the Subordinated Indebtedness, or exercise any of the remedies with respect to the Subordinated Indebtedness set forth in the Subordinated Agreement or that otherwise may be available to the Subordinated Creditor, either at law or in equity, by judicial proceedings or otherwise in relation to the Subordinated Indebtedness.

(b)                                 Notwithstanding the foregoing, Section 2.3(a) shall not prohibit, limit, or restrict the Subordinated Creditor from taking, any Permitted Action, whether or not permitted under Section 2.3(a).

2.4.                            No Liens.  The Subordinated Creditor covenants that it will not permit to exist any Lien on any property or assets of any Loan Party to secure or provide for payment or performance of the Subordinated Indebtedness, and, in the event that the Subordinated Creditor obtains any Lien in any Collateral, the Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to the Senior Agents such documents, agreements and instruments, and take such other actions, as the Senior Agent shall request to release such Liens in such Collateral.  In furtherance of the foregoing, the Subordinated Creditor hereby irrevocably (i) subordinates, makes junior, any Lien it may now or hereafter have in any Collateral to any Lien now or hereafter securing, or purporting to secure, any of the Senior Indebtedness and (ii) appoints each Senior Agent its attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise, to execute and deliver any document, agreement or instrument which the Subordinated Creditor may be required to deliver pursuant to this Section 2.4.

3.                                      Other Agreements.

3.1.                            Additional Agreements.  In the event that any of the Senior Indebtedness is refinanced, Subordinated Lender agrees at the request of such refinancing party to enter into a subordination agreement on terms substantially similar in all material respects to this Agreement.

3.2.                            Survival of Rights.  The right of Senior Agents to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Loan Party or any other Senior Creditor including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by any Loan Party with such provisions, regardless of the actual or imputed knowledge of such Senior Agent or the other Senior Creditors.

3.3.                            Bankruptcy.

(a)                                 In connection with any Insolvency Proceeding with respect to any Loan Party, the agreements contained in this Agreement shall remain in full force and effect and enforceable pursuant to their terms in accordance with Section 510(a) of the Code, and all references herein to any Loan Party shall be deemed to apply to such Loan Party as debtor-in-possession and to any trustee or receiver for the estate of such Loan Party.

(b)                                 Until the Discharge of the Senior Indebtedness shall have occurred, if any Loan Party shall be subject to an Insolvency Proceeding and any Senior Agent or any Senior Creditors shall desire to permit the use of cash collateral on which such Senior Creditor or any other creditor has a Lien, to permit such Loan Party to obtain financing, whether from a Senior Creditor or any other Person under Section 363 or Section 364 of the Code or any similar statute (each, a “Post-Petition Financing”) or to permit the sale or other disposition of any

Collateral under Section 363 of the Code or any similar statute, the Subordinated Creditor agrees that he will raise no objection on any grounds to such use of cash collateral, Post-Petition Financing or such sale or other disposition.  The Subordinated Creditor agrees that he shall not, directly or indirectly, provide, offer to provide, or support any Post-Petition Financing secured by a Lien senior to or pari passu with any of the Liens securing the Senior Indebtedness without the prior, written consent of each Senior Agent.

(c)                                  The Subordinated Creditor shall not join in, solicit any other person to, or act to cause the commencement of, any Insolvency Proceeding involving any Loan Party under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Loan Party until the Discharge of Senior Indebtedness.

(d)                                 In connection with any Insolvency Proceeding and without limiting Section 3.13 hereof, the Subordinated Creditor agrees that he will not initiate, prosecute, facilitate or assist with any other Person to initiate or prosecute any claim, action or other proceeding (i) contesting or challenging the validity or enforceability of this Agreement, (ii) contesting or challenging the validity, perfection, priority or enforceability of any of the Senior Indebtedness, the Senior Lending Agreements, or the Liens of the Senior Agents and any holders of the Senior Indebtedness in any Collateral, or (iii) asserting any claims, if any, which any Loan Party may hold with respect to the Senior Creditors or the Senior Indebtedness.

(e)                                  The Subordinated Creditor agrees not to propose any plan of reorganization or vote his claims or interests in any Insolvency Proceeding in support of, or in favor of confirmation of, any plans of reorganization that would result in the Subordinated Creditors receiving any payment or Distributions in conflict with this Agreement.

3.4.                            Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Creditors hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any Senior Lending Agreement;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Indebtedness, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lending Agreement;

(c)                                  any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Indebtedness or any guaranty thereof;

(d)                                 the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Senior Indebtedness, any Senior Creditor or any Senior Agent in respect of this Agreement.

3.5.         Marshaling of Assets.  The Subordinated Creditor hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers he may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Senior Creditor’s Liens.

3.6.         Receipt of Agreements.  The Subordinated Creditor hereby acknowledges that he has delivered to Senior Agents a correct and complete copy of the Subordinated Agreement as in effect on the date hereof.  The Subordinated Creditor, solely for the purposes of this Agreement, hereby acknowledges receipt of a correct and complete copy of each of the Senior Lending Agreements as in effect on the date hereof.

3.7.         No Amendment of Subordinated Agreement.  Prior to the Discharge of Senior Indebtedness, neither any Loan Party nor the Subordinated Creditor will amend, modify, waive or consent to any departure from any provision in any Subordinated Agreement without the consent of each Senior Agent.

3.8.         Amendments to Senior Lending Agreements.  Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Senior Agent and the other Senior Creditors from increasing or changing the terms of the loans under the Senior Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements, in such manner as each Senior Agent, the other applicable Senior Creditors and each applicable Loan Party shall determine.  The Subordinated Creditor hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, refinancings, extensions, indulgences, releases of collateral or other accommodations granted by any Senior Agent and the other Senior Creditors to each applicable Loan Party from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Agreement in respect of the indebtedness payable under the Subordinated Agreement.

3.9.         Notice of Default and Certain Events.  Each Senior Agent and the Subordinated Creditor shall undertake in good faith to notify the other of the occurrence of any of the following as applicable:

(a)           the obtaining of actual knowledge of the occurrence of any default under the Subordinated Agreement;

(b)           the acceleration of any Senior Indebtedness by such Senior Agent;

(c)           the granting by Senior Creditors of any waiver of any Event of Default under any Senior Loan Agreement or the granting by the Subordinated Creditor of any waiver of any “default” or “event of default” under the Subordinated Agreement; or

(d)           the Discharge of Senior Indebtedness.

The failure of any party to give such notice shall not affect the subordination of the Subordinated Indebtedness as provided in this Agreement.

3.10.       Notices.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

If to Working Capital
Agent:	The CIT Group/Commercial Services, Inc.
300 South Grand Avenue
Los Angeles, California 90071
	Attention:	Regional Credit Manager
	Facsimile:	213- 613-2498

with a copy to:	Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
	Attention:	Daniel M. Ford
	Facsimile:	212-478-7400

If to Term Loan Agent:	Garrison Loan Agency Services LLC
1290 Avenue of the Americas, Suite 914
New York, NY 10019
	Attention:	Julian Weldon, Esq.
	Facsimile:	212-372-9525

with a copy to:	Holland & Knight LLP
300 Crescent Court, Suite 1100
Dallas, TX 75201
	Attention:	Eric W. Kimball
	Facsimile:	214-964-9501

If to the Subordinated Creditor:	Joseph M. Dahan
c/o Joe’s Jeans Inc.
2340 S Eastern Ave
Commerce, California 90040
	Facsimile:	323-837-3791

If to any Loan Party:	Joe’s Jeans Subsidiary, Inc.
2340 S. Eastern Avenue
Commerce, California 90040
	Attention:	Legal Department

	Facsimile:	323-837-3791

with a copy to:	Akin Gump Strauss Hauer & Feld LLP
300 Covent Street, Suite 1600
San Antonio, Texas 78205-3732
	Attention:	Kim E. Ramsey
	Facsimile:	210-281-7251

3.11.       Books and Records.  The Subordinated Creditor shall (a) make notations on the books of the Subordinated Creditor beside all accounts or on other statements evidencing or recording any Subordinated Indebtedness to the effect that such Subordinated Indebtedness is subject to the provisions of this Agreement and (b) furnish any Senior Agent, upon request from time to time, a statement of the account between the Subordinated Creditor and the Loan Parties.

3.12.       Binding Effect; Other.  This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Discharge of Senior Indebtedness and the repayment in full in cash of the Subordinated Indebtedness, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of any Loan Party with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.  The Subordinated Creditor hereby waives any right he may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof.  The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof. This is a continuing agreement of subordination and the Senior Creditors may continue, at any time and without notice to the Subordinated Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of any Loan Party constituting Senior Indebtedness in reliance hereof.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The obligations of each Senior Agent or Senior Creditor shall be several, and neither joint and several nor joint.

3.13.       No Contest by the Subordinated Creditor.  The Subordinated Creditor agrees that he will not at any time (i) contest or challenge the validity or enforceability of this Agreement, (ii) contest or challenge the validity, perfection, priority or enforceability of the Senior Indebtedness, the Senior Lending Agreements, or the Liens and security interests of any Senior Agent or Senior Creditor in any Collateral, or (iii) assert any claims, if any, which any Loan Party may hold with respect to any Senior Creditor or any of the Senior Indebtedness.

3.14.       Information Concerning Financial Condition of the Loan Parties.  The Subordinated Creditor, on the one hand, and the Senior Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Loan Parties and all endorsers and/or guarantors of the Senior Indebtedness and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness and the Subordinated Indebtedness.  Neither the Senior Creditors, on the one hand, nor the Subordinated Creditor, on the other hand, shall have any duty to advise the other of information known to it, them or him regarding such condition or any such circumstances or otherwise.  In the event that either the Senior Creditors, on the one hand, or the Subordinated Creditor, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it, they or he shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

4.             Representations and Warranties.

(a)           The Subordinated Creditor represents and warrants to Senior Agents that he has full right, power and authority to enter into this Agreement.

(b)           Each Senior Agent represents and warrants to the Subordinated Creditor that it has full right, power and authority to enter into this Agreement and, to the extent such Senior Agent is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

5.             Proceedings.  ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE SUBORDINATED CREDITOR OR ANY LOAN PARTY WITH RESPECT TO THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY THERETO ACCEPTS FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY SENIOR AGENT OR SENIOR CREDITORS TO BRING PROCEEDINGS AGAINST THE SUBORDINATED CREDITOR OR ANY LOAN PARTY IN ANY COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE SUBORDINATED CREDITOR OR ANY LOAN PARTY AGAINST ANY SENIOR AGENT OR SENIOR CREDITORS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY AND COUNTY OF

NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST THE SUBORDINATED CREDITOR OR ANY LOAN PARTY THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT A SENIOR AGENT OR ANY SENIOR CREDITOR IS AN INDISPENSABLE PARTY, THE SUBORDINATED CREDITOR OR SUCH LOAN PARTY SHALL BE ENTITLED TO JOIN OR INCLUDE EACH PARTY HERETO IN SUCH PROCEEDINGS IN SUCH OTHER COURT.  THE SUBORDINATED CREDITOR AND EACH LOAN PARTY WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

6.             Waiver of Jury Trial.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR ANY LOAN PARTY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.             Loan Party Acknowledgement.  Each Loan Party agrees that (i) nothing contained in this Agreement shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between such Loan Party and each Creditor and (ii) this Agreement is solely for the benefit of the Creditors and shall not give any Loan Party, their respective successors or assigns or any other person any rights vis-à-vis any Creditor.

8.             Counterparts; Facsimile or Electronic Transmission.  This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission (including a signature delivered in “PDF” or similar electronic format) shall be deemed to be an original signature hereto.

9.             Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lending Agreements or the Subordinated Agreement, the provisions of this Agreement shall govern.

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IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the day first written above.

THE CIT GROUP/COMMERCIAL SERVICES,
INC., as Working Capital Agent

By:	/s/ Kulwant Kaur
Name: Kulwant Kaur
Title: VP

GARRISON LOAN AGENCY SERVICES LLC,
as Term Loan Agent

By:	/s/ Brian Chase
Name: Brian Chase
Title: Chief Operating Officer

Signature Page to Subordination Agreement

/s/ Joseph M. Dahan
JOSEPH M. DAHAN, as Subordinated Creditor

JOE’S JEANS SUBSIDIARY, INC., as a Loan Party

By:	/s/ Marc B. Crossman
Name: Marc B. Crossman
Title: CEO

JOE’S JEANS INC., as a Loan Party

By:	/s/ Marc B. Crossman
Name: Marc B. Crossman
Title: President & CEO

HUDSON CLOTHING, LLC, as a Loan Party

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

HC ACQUISITION HOLDINGS, INC., as a Loan Party

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

HUDSON CLOTHING HOLDINGS, INC., as a Loan Party

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

Signature Page to Subordination Agreement

INNOVO WEST SALES, INC., as a Loan Party

By:	/s/ Marc B. Crossman
Name: Marc B. Crossman
Title: President & CEO

JOE’S JEANS RETAIL SUBSIDIARY, INC., as a Loan Party

By:	/s/ Marc B. Crossman
Name: Marc B. Crossman
Title: President & CEO

Signature Page to Subordination Agreement